Exhibit 10.7

RIGHT TO SHARES LETTER AGREEMENT

This Right to Shares Letter Agreement, dated as of April 14, 2021 (this “Agreement”) constitutes an agreement between Sysorex, Inc. (the “Company”) and First Choice International Company, Inc. (the “First Choice”). Any capitalized terms not defined herein shall have the meaning set forth for such term in the Settlement Agreement (defined below).

WHEREAS, the Company and First Choice entered into that certain Securities Settlement Agreement, dated as of the date of this Agreement (the “Settlement Agreement”), pursuant to which the Company agreed to grant a right to an aggregate of 5,272,4071 shares of Company common stock (“Common Stock”) (the “Rights Shares”) underlying the Rights described in this Agreement; and

WHEREAS, subject to the terms and conditions set forth herein, from time-to-time, the Company shall be obligated to issue and First Choice shall have the right to the issuance of the Rights Shares, subject to adjustment hereunder (such right of First Choice, the “Right”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Settlement Agreement, as amended, modified or supplemented from time-to- time in accordance with its terms.

Section 2. Issuance of Reserved Shares.

Section 2.1 Issuance of Right in Lieu of Share Issuance. In lieu of issuing the Rights Shares to First Choice at the Closing, the Company hereby grants the Right to First Choice. The Company and First Choice hereby agree that there is good and valuable consideration for the Right and no additional consideration is payable in connection with the issuance of the Rights Shares. First Choice acknowledges and agrees that the Company has no obligation to repay the Indebtedness to First Choice, or any assignee or successor to First Choice.

Section 2.2 Right of Issuance of Shares. Subject to the terms hereof, the exercise of the Right may be made, in whole or in part, at any time or times on or after the date hereof by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to First Choice at the address of First Choice appearing on the books of the Company) of a duly executed facsimile or .PDF copy of the Notice of Issuance Form annexed hereto requesting the issuance of Rights Shares. Partial exercises of the Right resulting in issuances of a portion of the total number of Rights Shares available hereunder shall have the effect of lowering the outstanding number of Rights Shares purchasable hereunder in an amount equal to the applicable number of Rights Shares issued. First Choice and the Company shall maintain records showing the number of Rights Shares issued and the date of such issuances. The Company shall deliver any objection to any Notice of Issuance Form within two (2) Business Days of receipt of such notice. First Choice and any assignee, by assignment of this Agreement, acknowledge and agree that, by reason of the provisions of this paragraph, following the issuance of a portion of the Rights Shares hereunder, the number of Rights Shares available for issuance hereunder at any given time may be less than the amount stated in Section 2 hereof.

[1]	Number of shares shall not exceed 9.99% of the total issued and outstanding shares of Common Stock of the Company.

Section 2.3 Delivery of Certificates. Certificates or Direct Registration System (“DRS”) book entry statements for the Rights Shares issued hereunder shall be transmitted by the Transfer Agent to First Choice by crediting the account of First Choice’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system (or a similar system such as DRS) and either (A) there is an effective registration statement permitting the issuance of the Rights Shares to or resale of the Rights Shares by First Choice or (B) the Rights Shares are eligible for resale by First Choice without volume or manner- of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by First Choice in the Notice of Issuance by the date that is two (2) Trading Days after the delivery to the Company of the Notice of Issuance (such date, the “Share Delivery Date”). The Rights Shares shall be deemed to have been issued, and First Choice or any other person so designated to be named therein shall be deemed to have become a beneficial holder of record of such shares for all purposes, as of the date the Right has been exercised.

Section 2.4 Compensation for Buy-In on Failure to Timely Deliver Certificates. In addition to any other rights available to First Choice, if the Company fails to cause the Transfer Agent to transmit to First Choice a certificate or the certificates representing the Rights Shares pursuant to an exercise on or before the Share Delivery Date, and if after such date and prior to the delivery of such certificate or certificates First Choice is required by its broker to purchase (in an open market transaction or otherwise) or First Choice’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by First Choice of the Rights Shares which First Choice anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to First Choice the amount, if any, by which (x) First Choice’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Rights Shares that the Company was required to deliver to First Choice in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of First Choice, either reinstate the portion of the Right and equivalent number of Rights Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded, and First Choice shall promptly return to the Company the certificates issued to First Choice pursuant to the rescinded Notice of Issuance) or deliver to First Choice the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if First Choice purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay First Choice $1,000. First Choice shall provide the Company written notice indicating the amounts payable to First Choice in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit First Choice’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Right as required pursuant to the terms hereof.

Section 2.5 Charges, Taxes and Expenses. Issuance of certificates for Rights Shares shall be made without charge to First Choice for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of First Choice or in such name or names as may be directed by First Choice; provided, however, that in the event certificates for Rights Shares are to be issued in a name other than the name of First Choice, First Choice shall deliver the Assignment Form attached hereto duly executed by First Choice and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for the processing of any Notice of Issuance.

Section 2.6 Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of the Right, pursuant to the terms hereof.

Section 2.7 Limitations. First Choice shall not have the right to exercise any portion of the Right, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Issuance, First Choice (together with First Choice’s affiliates, and any other persons acting as a group together with First Choice or any of First Choice’s affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by First Choice and its affiliates shall include the number of shares of Common Stock issuable upon exercise of the Right with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of the Right beneficially owned by First Choice or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by First Choice or any of its Affiliates. The Company shall not be liable for any instruction received by First Choice. Except as set forth in the preceding sentence, for purposes of this Section 2.7, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by First Choice that the Company is not representing to First Choice that such calculation is in compliance with Section 13(d) of the Exchange Act and First Choice is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2.7 applies, the determination of whether the Right is exercisable (in relation to other securities owned by First Choice together with any affiliates) and of which portion of the Right is exercisable shall be in the sole discretion of First Choice, and the submission of a Notice of Issuance shall be deemed to be First Choice’s determination of whether the Right is exercisable (in relation to other securities owned by First Choice together with any affiliates) and of which portion of the Right is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2.7, in determining the number of outstanding shares of Common Stock, First Choice may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of First Choice, the Company shall within two (2) Trading Days confirm orally and in writing to First Choice the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Right, by First Choice or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be up to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the Right. First Choice, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2.7, provided, however, in no event shall the Beneficial Ownership exceed 9.99%. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2.7 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor assignee of this Agreement.

Section 3. Certain Adjustments.

Section 3.1. Stock Dividends and Splits. If the Company, at any time while the Right exists: (i)       pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the number of Rights Shares issuable upon exercise of the Right shall be proportionately adjusted. Any adjustment made pursuant to this Section 3.1 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution (provided that if the declaration of such dividend or distribution is rescinded or otherwise cancelled, then such adjustment shall be reversed upon notice to First Choice of the termination of such proposed declaration or distribution as to any unexercised portion of the Right at the time of such rescission or cancellation) and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

Section 3.2 Benefit of Contractual Rights. All contractual rights granted to First Choice under the Settlement Agreement are hereby granted to First Choice with respect to the Rights Shares, including, without limitation, the registration rights described in Section 4(d) of the Settlement Agreement.

Section 3.3 Subsequent Rights Offerings. If Section 3.1 above does not apply, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then First Choice will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which First Choice could have acquired if First Choice had held the number of shares of Common Stock acquirable upon complete exercise of the Right (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that First Choice’s right to participate in any such Purchase Right would result in First Choice exceeding the Beneficial Ownership Limitation, then First Choice shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for First Choice until such time, if ever, as its right thereto would not result in First Choice exceeding the Beneficial Ownership Limitation).

Section 3.4 Fundamental Transaction. If, at any time while the Right remains outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share Settlement Agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share Settlement Agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of the Right, First Choice shall have the right to receive, for each Rights Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of First Choice (without regard to any limitation in Section 2.7 on the exercise of the Right), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of one share of Common Stock. Upon the occurrence of any such Fundamental Transaction, the successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Agreement and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Agreement and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

Section 3.5 Notice to Allow Exercise of Right. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to First Choice at its address on the signature page to the Purchase Agreement, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. First Choice shall remain entitled to exercise the Right during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Right.

Section 4.1 Transferability. Subject to compliance with any applicable securities laws of the United States or any state thereof and to the applicable provisions of the Settlement Agreement, the Right and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon written assignment substantially in the form attached hereto duly executed by First Choice or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer of this Agreement delivered to the principal office of the Company or its designated agent. Upon such assignment and, if required, such payment, the Company shall enter into a new agreement with the assignee or assignees, as applicable, and this Agreement shall promptly be cancelled. The Right, if properly assigned in accordance herewith, may be exercised by a new holder for the issue of Rights Shares without having a new agreement executed.

Section 4.2 Division of Rights. The Right may be divided or combined with other rights upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which such Rights are to be granted, signed by First Choice or its agent or attorney.

Section 5. Reserved.

Section 6. Effect on Transaction Documents. This Agreement shall be deemed for all purposes as a Transaction Document (as defined in the Settlement Agreement) and all representations and warranties made by the Company and First Choice shall apply with respect to this Agreement.

Section 7. Miscellaneous.

Section 7.1 No Rights as Stockholder Until Exercise. This Agreement does not entitle First Choice to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2.

Section 7.2 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

Section 7.3 Authorized Shares. The Company covenants that, during the period the Right is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Rights Shares upon the exercise of the Right. The Company further covenants that its issuance of the Right shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Rights Shares upon the due exercise of the Right. The Company will take all such reasonable action as may be necessary to assure that such Rights Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the trading market upon which the Common Stock may be listed or quoted. The Company covenants that all Rights Shares which may be issued upon the exercise of the Right represented by this Agreement will, upon exercise of the Right, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). Except and to the extent as waived or consented to by First Choice, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of First Choice as set forth in this Agreement against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Rights Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Rights Shares upon the exercise of the Right and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Agreement.

Before taking any action that would result in an adjustment in the number of Rights Shares for which the Right provides for, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

Section 7.4 Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Settlement Agreement.

Section 7.5 Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of First Choice shall operate as a waiver of such right or otherwise prejudice First Choice’s rights, powers or remedies. Without limiting any other provision of this Agreement or the Settlement Agreement, if the Company willfully and knowingly fails to comply with any provision of this Agreement, which results in any material damages to First Choice, the Company shall pay to First Choice such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by First Choice in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

Section 7.6 Notices. Any notice, request or other document required or permitted to be given or delivered to First Choice by the Company shall be delivered in accordance with the notice provisions of the Settlement Agreement.

Section 7.7 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page are an original thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Right to Shares Letter Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SYSOREX, INC.		Address for Notice:
13880 Dulles Corner Lane, Suite 175
Herndon, VA 20171
Attn: Zaman Khan, CEO
By:	/s/ Zaman Khan	Zaman.Khan@sysorexinc.com
Name:	Zaman Khan
Title:	Chief Executive Officer

FIRST CHOICE INTERNATIONAL COMPANY, INC.		Address for Notice:
First Choice International Company, Inc.
21399 Marina Cove Circle, Unit M14
Aventura, FL 33180
By:	/s/ Mark H. Peikin	Attn: Mark H. Peikin, CEO
Name:	Mark H. Peikin	1stchoiceintlco@gmail.com
Title:	Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR FIRST CHOICE FOLLOWS]

NOTICE OF ISSUANCE

TO: SYSOREX, INC.

(1) The undersigned hereby elects in accordance with the terms and conditions of the Right to Shares Letter Agreement, dated as of April 14, 2021 (the “Letter Agreement”), to exercise its Right to the issuance of_____________ Rights Shares of Sysorex, Inc., a Nevada corporation (the “Company”) pursuant to the terms of the Letter Agreement, and tenders all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing_____________ of the Shares, comprising said Rights Shares in the name of the undersigned registered holder or in such other name as is specified below:

__________________________________________

The Rights Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

__________________________________________

__________________________________________

__________________________________________

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Registered Holder: _________________________________________________________________________

Signature of Authorized Signatory of Registered Holder: __________________________________________________

Name of Authorized Signatory: _____________________________________________________________________

Title of Authorized Signatory: ______________________________________________________________________

Date: _________________________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing Right, execute

this form and supply required information.

Do not use this form to exercise the Right.)

SYSOREX, INC.

FOR VALUE RECEIVED, the undersigned, First Choice hereby assigns in accordance with the terms and conditions of the Right to Shares Letter Agreement, dated as of April 14, 2021 (the “Letter Agreement”) [   ] all of or [    ] shares of the Right (as defined in the Letter Agreement) and all rights evidenced thereby to_____________whose address is

__________________________________________________________

__________________________________________________________

Dated: ___________________,_______________

Signature: ______________________________________

Address: _______________________________________

_______________________________________

Signature Guaranteed: ______________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on First Choice’s signature page of the Letter Agreement, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Right.